Exhibit 99.1

SCBT Financial Corporation Reports Net Income of $4.5 Million for the First Quarter; Declares Quarterly Cash Dividend of $0.17

 HIGHLIGHTS:
 -- Earnings & Net Income
    * Net income of $4.5 million -- before preferred stock dividend
    * Net income available to common shareholders of $3.7 million
    * Diluted earnings per share of $0.33 for the quarter
    * Core deposit growth -- excluding all CDs -- up $91.3 million;
      35.6% annualized increase
    * Expense management -- 62.41% efficiency ratio; down from 65.05%
      at 4Q 2008
    * Mortgage banking income -- up 22.4% over 1Q 2008

 -- Asset quality
    * Allowance for loan losses: 1.40% of period end loans; up from
      1.36% at 4Q 2008
    * NPAs: 1.09% of total assets and 1.34% of loans and repossessed assets;
    * Net charge-offs -- increased to 0.79% annualized for the quarter

COLUMBIA, S.C., April 28, 2009 (GLOBE NEWSWIRE) -- SCBT Financial Corporation (Nasdaq:SCBT), the holding company for SCBT, National Association, today released its unaudited results of operations and other financial information for the three-month period ended March 31, 2009. The Company produced solid results due primarily to its net interest margin, strong noninterest income in mortgage banking area and good expense control.

Quarterly Cash Dividend

The Board of Directors of SCBT declared today a quarterly cash dividend of $0.17 per share payable on its common stock. This per share amount is equal to the dividend paid in the immediately preceding quarter and will be payable on May 29, 2009 to shareholders of record as of May 15, 2009.

First Quarter 2009 Results of Operations

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported consolidated net income available to the common shareholders of $3.7 million, or $0.33 per diluted share for the three months ended March 31, 2009 compared to consolidated net income of $6.0 million, or $0.58 per diluted share for the first quarter of 2008, a $2.3 million or 37.9% decrease.

"I continue to be pleased with how our company is performing in a very difficult environment," said Robert R. Hill, Jr., President and CEO. "Our solid tangible and regulatory capital levels, pre-tax pre-provision cash flows, and strong and conservative balance sheet have our company very well positioned. While we continue to see some erosion in credit metrics, our non-performing asset levels continue to be manageable and we anticipate this will continue. I am most encouraged about new customer relationships our bank is obtaining. We kicked off a deposit campaign earlier this year, and we have generated 35.6% annualized increase in core deposits, 8,886 new accounts, and total new loan volume for the quarter of $332 million. The health of our company is providing a unique opportunity to build our customer base, and our bankers are doing an excellent job of taking advantage of this opportunity."

During the first quarter of 2009, the Company's average total assets increased by $213.0 million, an 8.0% increase over the first quarter of 2008. The growth in average total assets was supported by growth in average total deposits of $228.9 million, an increase of 11.7% over the total in the first quarter of 2008. Average earning assets for the quarter increased by $186.2 million, or 7.6%, compared to the first quarter of 2008.

The Company's annualized return on average assets (ROAA) for the first quarter decreased to 0.64% compared to 0.90% for the first quarter of 2008, and increased from 0.51% for the fourth quarter of 2008. Total average shareholders' equity at March 31, 2009 was $300.5 million, an increase of $60.7 million, or 25.3% from December 31, 2008. This increase is due primarily to the issuance of 64,779 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series T, to the U.S. Treasury in January. Annualized return on average equity (ROAE) for the quarter was 6.10%, down from 11.01% for the first quarter of 2008. Annualized return on average tangible equity (ROATE) for the first quarter decreased to 8.05% from 16.13% for the comparable period in the prior year, and decreased from 8.46% in the fourth quarter of 2008.

Asset Quality

Annualized net charge-offs increased to 0.79% from 0.35% experienced in the fourth quarter of 2008, and increased from 0.09% experienced in the first quarter of 2008. During the first quarter, non-performing assets (NPAs) as a percentage of loans and repossessed assets increased to 1.34% compared to 0.36% one year ago and 0.91% for the fourth quarter of 2008. NPAs to total assets at March 31, 2009 were 1.09% compared to 0.28% at the end of the first quarter in 2008 and 0.76% at the end of the fourth quarter 2008. The increase in NPAs continues to reflect the pressure within the real estate market throughout all of the markets in which we operate and within the economy as a whole. During the first quarter, the Company's other real estate owned ("OREO") increased $3.4 million from the end of the fourth quarter. Nonaccrual loans (including accruing loans past due 90 days or more) increased $6.4 million from the fourth quarter of 2008, and by $14.4 million from the end of the first quarter in 2008.

At March 31, 2009, nonperforming loans totaled $21.3 million, representing 0.93% of period-end loans. OREO at the end of the first quarter was $9.6 million, an increase from $6.1 million at the end of the fourth quarter 2008 and from $651,000 at the end of the first quarter of 2008. The allowance for loan losses at March 31, 2009 was $32.1 million and represented 1.40% of total period-end loans. The current allowance for loan losses provides 1.50 times coverage of period-end nonperforming loans. In the first quarter, net charge-offs were $4.5 million, or an annualized 0.79% of average loans compared to $480,000, or 0.09% in the same period of 2008 and $2.0 million, or 0.35% in the linked quarter. The provision for loan losses was $5.0 million for the first quarter of 2009 compared to $1.2 million for the comparable quarter one year ago, and $4.4 million in the fourth quarter of 2008.

During the first quarter, the Company charged-off a loan participation which was acquired in the purchase business combination of The Scottish Bank in November of 2007. The lead bank has taken the deed on the property, which was the collateral for this loan. The recent appraisal along with unlikely prospect of collection has resulted in the Company charging off approximately $1.7 million of this $2.3 million exposure and moving this asset to OREO. In addition, during the first quarter, the Company further charged-off another loan by $506,000, based upon a more recent appraisal. This loan has also been moved to OREO.

Loans and Deposits

The Company increased total loans 6.9% since the first quarter of 2008, driven by continued growth in consumer real estate loans, home equity loans and commercial owner occupied loans. Total loans outstanding were $2.3 billion at March 31, 2009 compared to $2.1 billion for the year ended March 31, 2008. The balance of mortgage loans held for sale increased $27.9 million from the fourth quarter of 2008 to $43.6 million at March 31, 2009, and was more than the balance at March 31, 2008 of $28.1 million reflective of the low interest rate environment within the mortgage banking industry and the increase in refinancing activity by consumers.

Total deposits increased in all categories compared to the first quarter of 2008. Total deposits decreased by a total of $1.4 million, or 0.3% annualized, from the end of the fourth quarter of 2008. All categories of deposits increased during the quarter except for small denomination CDs, which decreased primarily due to the maturity of brokered deposits added during late 2008. The decrease in this category more than offset the increases in all of the other categories of deposits. The Company initiated a deposit campaign to increase its core deposit base. The largest growth occurred in NOW accounts with a $34.3 million or 46.1% annualized increase, money market accounts $32.1 million or 46.2% annualized increase, demand deposits grew by $12.0 million, or 15.9% annualized increase, and savings deposits grew by $12.8 million, or 36.2% annualized increase. The Company continues to reduce rates paid on the various deposits in order to manage its net interest margin within acceptable levels. The Company decreased the use of brokered deposits during the first quarter by $85.0 million from the fourth quarter of 2008. With the decline in loans outstanding and the participation in the government's capital purchase program, the Company was able to fund all of its balance sheet accordingly during the quarter. Total deposits outstanding at the end of the first quarter of 2009 were $2.2 billion, an increase of $135.6 million, or 6.7%, compared to the first quarter of 2008.

Net Interest Income and Margin

Non-taxable equivalent net interest income (before provision for loan losses) was $25.0 million for the first quarter of 2009, up 9.1% from $22.9 million in the comparable period last year. Tax-equivalent net interest margin increased 8 basis points from the first quarter of 2008 to 3.87%. Compared to the fourth quarter of 2008, tax-equivalent net interest margin increased 1 basis point from 3.86%. With interest rates remaining at very low levels and the expectation of increased cost from the FDIC, the Company has continued to aggressively manage deposit pricing and funding sources during the first quarter of 2009 and limited the amount of margin compression. The continued increase in non-performing assets has further pressed the net interest margin as well.

The Company's average yield on interest-earning assets decreased 104 basis points while the average rate on interest-bearing liabilities decreased 126 basis points from the first quarter of 2008. During the first quarter of 2009, the Company's average total assets increased to $2.9 billion, an 8.0% increase over the first quarter of 2008. The increase reflected a $185.5 million increase in average total loans to $2.3 billion from the first quarter of 2008, the result of the strong loan growth during 2008. The increase in volume of loans at lower current market rates combined with variable rate loan resets resulted in the average yield on loans falling by 107 basis points compared to the first quarter of 2008. Average investment securities were $213.8 million at March 31, 2009, or 17.2% lower than the balance in 2008. The growth in average total assets was supported by growth in average total deposits of $228.9 million, an increase of 11.7% from the first quarter of 2008.

Noninterest Income and Expense

Noninterest income was $7.1 million for the first quarter of 2009 compared to $7.5 million for the first quarter of 2008, a decrease of $374,000, or 5.0% from the comparable quarter. This decrease was driven primarily by a decline in service charges on deposit accounts which were down 5.8%, or $220,000. Mortgage banking income increased $231,000, or 22.4%, driven primarily by the decline in mortgage interest rates. The Company has and is experiencing a significant increase in refinancing activity. Bankcard services income increased by $26,000, or 2.2%. Trust and investment services income was flat compared to the same period one year ago. Other income decreased by 49.6% due to the reduction in cash surrender value on bank owned life insurance ("BOLI"), and in 2008, the Company received a cash payment for the partial redemption of VISA, Inc. shares of $253,000.

Compared to the fourth quarter of 2008, noninterest income was up by $1.0 million, driven by mortgage banking income, bankcard services income, trust and investment services income, and other noninterest income. During the fourth quarter, the Company recorded securities losses of $507,000 which mostly offset the decline in service charges on deposit accounts in the first quarter compared to the fourth quarter. Also, the Company recorded a loss on BOLI of $260,000 during the fourth quarter.

Noninterest expense was $20.2 million in the first quarter of 2009, a 0.3% increase or $58,000, compared to $20.1 million in the first quarter of 2008. During the first quarter, the Company had increased cost in two specific areas: (1) OREO expense and loan related costs were higher by $325,000, and (2) FDIC assessments were higher by $724,000. The Company managed the other expense categories to offset these significant increases, including reducing or stopping the accrual of all incentive compensation for first quarter of 2009. The Company's quarterly efficiency ratio decreased to 62.41% compared to 65.66% one year ago, and compared to 65.05% in the fourth quarter of 2008.

"SCBT maintained its net interest margin during the quarter compared to the fourth quarter of 2008, managed expenses to the same level as the first quarter one year ago," said John C. Pollok, COO and CFO. "Our efficiency ratio has again dropped below 63.00%; and our net interest margin was 3.87%, thanks to the review of the funding (deposit) side of the balance sheet on a very timely basis. Our mortgage banking income was extremely strong during the first quarter within the secondary market for mortgage loans and should remain so as we head into the second quarter of 2009, with a very strong pipeline. Mortgage interest rates have hit some very attractive lows for those refinancing and for those purchasing new homes."

SCBT Financial Corporation, Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company consists of SCBT, N.A., the third largest bank headquartered in South Carolina, and NCBT, a Division of SCBT, N.A. Providing financial services for 75 years, SCBT Financial Corporation operates 50 financial centers in 16 South Carolina counties and Mecklenburg County in North Carolina. SCBT Financial Corporation has assets of approximately $2.8 billion and its stock is traded under the symbol SCBT on the NASDAQ Global Select Market. More information can be found at www.SCBTonline.com.

For additional information, please visit our website at www.SCBTonline.com.

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended. SCBT Financial Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) credit risk associated with an obligor's failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank's earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank's ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in "mark-to-market" portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (8) reputation risk that adversely affects earnings or capital arising from negative public opinion; (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions; and (10) economic downturn risk resulting in changes in the credit markets, greater than expected non-interest expenses, excessive loan losses, restrictions imposed under the United States Treasury's Capital Purchase Program and the possibility that our company may repurchase some or all of the securities issued to United States Treasury under the Capital Purchase Program, and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

                      SCBT Financial Corporation
                             (Unaudited)
               (Dollars in thousands, except per share data)

                                      Three Months Ended
                        ----------------------------------------------
 EARNINGS SUMMARY (non   March 31,   Dec. 31,    Sept. 30,   June 30,
  tax equivalent)          2009        2008        2008        2008
                        ----------  ----------  ----------  ----------
 Interest income        $   36,448  $   38,094  $   38,958  $   38,489
 Interest expense           11,450      13,450      14,301      14,927
                        ----------  ----------  ----------  ----------
 Net interest income        24,998      24,644      24,657      23,562
 Provision for loan
  losses(1)                  5,043       4,374       2,785       2,332
 Noninterest income          7,131       6,110      (2,693)      8,127
 Noninterest expense        20,187      20,876      19,096      19,695
                        ----------  ----------  ----------  ----------
 Earnings before income
  taxes                      6,899       5,504          83       9,662
 Provision for income
  taxes                      2,379       1,955         (41)      3,513
                        ----------  ----------  ----------  ----------
 Net income                  4,520       3,549         124       6,149
 Preferred stock
  dividends                    665          --          --          --
 Accretion on preferred
  stock discount               149          --          --          --
                        ----------  ----------  ----------  ----------
 Net income available to
  common shareholders   $    3,706  $    3,549  $      124  $    6,149
                        ==========  ==========  ==========  ==========

 Basic weighted-average
  common shares         11,179,869  10,846,219  10,121,168  10,109,832
 Diluted weighted-
  average common shares 11,226,078  10,949,411  10,273,752  10,252,503

 Earnings per common
  share - Basic         $     0.33  $     0.33  $     0.01  $     0.61
 Earnings per common
  share - Diluted             0.33        0.32        0.01        0.60

 Cash dividends declared
  per common share      $     0.17  $     0.17  $     0.17  $     0.17
 Dividend payout ratio       54.24%    1550.42%      28.22%      29.08%

                                                  Three
                                                  Months
                                                  Ended        First
                                                ----------    Quarter
                                                 March 31,  2009 - 2008
 EARNINGS SUMMARY (non tax equivalent)             2008      % Change
                                                ----------  -----------
 Interest income                                $   40,534    -10.1%
 Interest expense                                   17,620    -35.0%
                                                ----------
 Net interest income                                22,914      9.1%
 Provision for loan losses(1)                        1,245    305.1%
 Noninterest income                                  7,505     -5.0%
 Noninterest expense                                20,129      0.3%
                                                ----------
 Earnings before income taxes                        9,045    -23.7%
 Provision for income taxes                          3,082    -22.8%
                                                ----------
 Net income                                          5,963    -24.2%
 Preferred stock dividends                              --
 Accretion on preferred stock discount                  --
                                                ----------
 Net income available to common
  shareholders                                  $    5,963    -37.9%
                                                ==========

 Basic weighted-average common shares           10,100,634     10.7%
 Diluted weighted-average common shares         10,222,387      9.8%

 Earnings per common share - Basic              $     0.59    -44.1%
 Earnings per common share - Diluted                  0.58    -43.1%

 Cash dividends declared per common share       $     0.17      0.0%
 Dividend payout ratio                               33.67%    61.1%

                                  AVERAGE for Quarter Ended
                        ----------------------------------------------
 BALANCE SHEET           March 31,   Dec. 31,    Sept. 30,   June 30,
  HIGHLIGHTS               2009        2008        2008        2008
                        ----------  ----------  ----------  ----------
 Mortgage loans held
  for sale              $   36,484  $   10,684  $   10,543  $   23,126
 Total loans(1)          2,307,322   2,304,911   2,265,606   2,188,036
 Total investment
  securities               213,849     232,446     250,395     247,759
 Intangible assets          66,134      66,268      66,413      65,779
 Earning assets          2,643,376   2,560,387   2,563,344   2,514,456
 Total assets            2,868,847   2,768,864   2,767,853   2,710,273
 Noninterest-bearing
  deposits                 316,978     315,841     326,298     313,860
 Interest-bearing
  deposits               1,866,454   1,825,501   1,749,742   1,696,778
 Total deposits          2,183,432   2,141,342   2,076,040   2,010,638
 Federal funds purchased
  and repurchase
  agreements               203,391     190,409     295,137     289,382
 Other borrowings          164,546     183,159     160,789     172,245
 Shareholders' equity      300,497     239,769     221,995     222,274

                                                  AVERAGE
                                                for Quarter
                                                   Ended      First
                                                -----------  Quarter
                                                March 31,  2009 - 2008
 BALANCE SHEET HIGHLIGHTS                          2008      % Change
                                                ----------- -----------
 Mortgage loans held for sale                   $   23,875     52.8%
 Total loans (1)                                 2,121,814      8.7%
 Total investment securities                       258,310    -17.2%
 Intangible assets                                  65,536      0.9%
 Earning assets                                  2,457,141      7.6%
 Total assets                                    2,655,897      8.0%
 Noninterest-bearing deposits                      304,537      4.1%
 Interest-bearing deposits                       1,650,044     13.1%
 Total deposits                                  1,954,581     11.7%
 Federal funds purchased and repurchase
  agreements                                       310,269    -34.4%
 Other borrowings                                  158,315      3.9%
 Shareholders' equity                              217,780     38.0%

                                        ENDING Balance
                        ----------------------------------------------
 BALANCE SHEET           March 31,   Dec. 31,    Sept. 30,   June 30,
  HIGHLIGHTS               2009        2008        2008        2008
                        ----------  ----------  ----------  ----------
 Mortgage loans held
  for sale              $   43,603  $   15,742  $   11,419  $   19,015
 Total loans(1)          2,292,654   2,316,076   2,279,726   2,246,353
 Total investment
  securities               204,032     222,227     238,961     256,391
 Intangible assets          66,090      66,221      66,363      66,507
 Allowance for loan
  losses(1)                (32,094)    (31,525)    (29,199)    (28,760)
 Premises and equipment     73,606      66,392      64,056      57,698
 Total assets            2,839,584   2,766,710   2,766,745   2,774,387
 Noninterest-bearing
  deposits                 315,727     303,689     313,700     322,209
 Interest-bearing
  deposits               1,836,141   1,849,585   1,825,027   1,734,637
 Total deposits          2,151,868   2,153,274   2,138,727   2,056,846
 Federal funds purchased
  and repurchase
  agreements               205,985     172,393     224,328     322,682
 Other borrowings          152,799     177,477     172,738     160,249
 Total liabilities       2,528,404   2,521,782   2,547,158   2,552,924
 Shareholders' equity      311,180     244,928     219,587     221,463

 Common shares issued
  and outstanding       11,319,644  11,250,603  10,225,776  10,203,497

                                                  ENDING
                                                  Balance      First
                                                ----------    Quarter
                                                 March 31,  2009 - 2008
 BALANCE SHEET HIGHLIGHTS                          2008      % Change
                                                ----------  -----------
 Mortgage loans held for sale                   $   28,060     55.4%
 Total loans(1)                                  2,144,940      6.9%
 Total investment securities                       249,648    -18.3%
 Intangible assets                                  65,486      0.9%
 Allowance for loan losses(1)                     (27,335)     17.4%
 Premises and equipment                             55,966     31.5%
 Total assets                                    2,678,248      6.0%
 Noninterest-bearing deposits                      315,621      0.0%
 Interest-bearing deposits                       1,700,608      8.0%
 Total deposits                                  2,016,229      6.7%
 Federal funds purchased and repurchase
  agreements                                       252,178    -18.3%
 Other borrowings                                  173,340    -11.9%
 Total liabilities                               2,458,218      2.9%
 Shareholders' equity                              220,030     41.4%

 Common shares issued and outstanding           10,185,915     11.1%

                                                                 First
                                                                Quarter
 NONPERFORMING                                                   2009 -
  ASSETS                                                         2008
  (ENDING      March 31, Dec. 31,  Sept. 30, June 30,  March 31,   %
  balance)       2009      2008      2008      2008      2008    Change
               --------  --------  --------  --------  -------- -------
 Nonaccrual
  loans        $20,730   $14,624   $11,564   $ 6,897   $ 5,215   297.5%
 Other real
  estate owned
  ("OREO")       9,563     6,126     2,508     1,140       651  1368.4%
 Accruing loans
  past due 90
  days or more     614       293       796       497     1,692   -63.7%
 Other
  nonperforming
  assets            40        84       172       181        63   -36.2%
               --------  --------  --------  --------  --------
  Total
   non-
   performing
   assets      $30,947   $21,127   $15,040   $ 8,715   $ 7,621   306.1%
               ========  ========  ========  ========  ========

 Total
  nonperforming
  assets as a
  percentage of
  total loans
  and
  repossessed
  assets(1)(2)    1.34%     0.91%     0.66%     0.39%     0.36%
               ========  ========  ========  ========  ========
 Total
  nonperforming
  assets as a
  percentage of
  total assets    1.09%     0.76%     0.54%     0.31%     0.28%
               ========  ========  ========  ========  ========
 NPLs as a
  percentage of
  period end
  loans           0.93%     0.64%     0.54%     0.33%     0.32%
               ========  ========  ========  ========  ========

                      SCBT Financial Corporation
                             (Unaudited)
            (Dollars in thousands, except per share data)

                                                                 First
                                                                Quarter
                                Quarter Ended                    2009 -
 ALLOWANCE     ------------------------------------------------  2008
  FOR LOAN     March 31, Dec. 31,  Sept. 30, June 30,  March 31,   %
  LOSSES(1)      2009      2008      2008      2008      2008    Change
               --------  --------  --------  --------  -------- -------
 Balance at
  beginning of
  period       $31,525   $29,199   $28,760   $27,335   $26,570    18.6%
 Loans charged
  off           (4,779)   (1,980)   (2,356)     (913)     (472)  912.5%
 Overdrafts
  charged off     (214)     (299)     (234)     (240)     (259)  -17.5%
 Loan
  recoveries       390       121       182       176       113   245.1%
 Overdraft
  recoveries       129       110        62        70       138    -6.5%
               --------  --------  --------  --------  --------
  Net charge-
   offs         (4,474)   (2,048)   (2,346)     (907)     (480)  831.2%
 Provision for
  loan losses    5,043     4,374     2,785     2,332     1,245   305.1%
               --------  --------  --------  --------  --------
 Balance at end
  of period    $32,094   $31,525   $29,199   $28,760   $27,335    17.4%
               ========  ========  ========  ========  ========

 Allowance for
  loan losses
  as a
  percentage of
  total
  loans(1)        1.40%     1.36%     1.28%     1.28%     1.27%
               ========  ========  ========  ========  ========
 Allowance for
  loan losses
  as a
  percentage of
  nonperforming
  loans         150.37%   211.34%   236.23%   388.96%   395.75%
               ========  ========  ========  ========  ========
 Net charge-
  offs as a
  percentage of
  average loans
  (annualized)
  (1)             0.79%     0.35%     0.41%     0.17%     0.09%
               ========  ========  ========  ========  ========
 Provision for
  loan losses
  as a
  percentage
  of average
  total loans
  (annualized)
  (1)             0.89%     0.75%     0.49%     0.43%     0.24%
               ========  ========  ========  ========  ========

 LOAN PORTFOLIO
  (ENDING          March 31,  % of   Dec. 31,   % of   March 31,  % of
  balance)(1)        2009    Total     2008    Total     2008    Total
                  ---------- ------ ---------- ------ ---------- ------
 Commercial real
  estate:
  Construction and
   land
   development    $  519,689  22.6% $  535,638  23.1% $  591,139  27.6%
  Commercial
   non-owner
   occupied          325,132  14.2%    330,792  14.3%    265,382  12.4%
                  ---------- ------ ---------- ------ ---------- ------
   Total
    commercial
    real estate      844,821  36.8%    866,430  37.4%    856,521  39.9%
 Consumer real
  estate:
  Consumer owner
   occupied          298,449  13.0%    293,521  12.7%    258,785  12.1%
  Home equity
   loans             232,202  10.1%    222,025   9.6%    173,927   8.1%
                  ---------- ------ ---------- ------ ---------- ------
   Total consumer
    real estate      530,651  23.1%    515,546  22.3%    432,712  20.2%
                  ---------- ------ ---------- ------ ---------- ------
    Total real
     estate        1,375,472  60.0%  1,381,976  59.7%  1,289,233  60.1%
 Commercial owner
  occupied           443,804  19.4%    423,345  18.3%    338,518  15.8%
 Commercial and
  industrial         240,624  10.5%    251,929  10.9%    245,423  11.4%
 Other income
  producing
  property           136,703   6.0%    141,516   6.1%    121,641   5.7%
 Consumer non real
  estate              86,942   3.8%     95,098   4.1%    111,154   5.2%
 Other                 9,109   0.4%     22,212   1.0%     38,971   1.8%
                  ---------- ------ ---------- ------ ---------- ------
  Total loans (net
   of unearned
   income)(1)     $2,292,654 100.0% $2,316,076 100.0% $2,144,940 100.0%
                  ========== ====== ========== ====== ========== ======

 Mortgage loans
  held for sale   $   43,603        $   15,742        $   28,060

                                     Quarter Ended
                ------------------------------------------------------
 SELECTED        March 31,  Dec. 31,   Sept. 30,  June 30,   March 31,
  RATIOS           2009        2008       2008       2008       2008
                ---------- ---------- ---------- ---------- ----------

 Return on
  average assets
  (annualized)        0.64%      0.51%      0.02%      0.91%      0.90%
                ========== ========== ========== ========== ==========

 Return on
  average common
  equity
  (annualized)        6.03%      5.89%      0.22%     11.13%     11.01%
                ========== ========== ========== ========== ==========

 Return on
  average common
  tangible
  equity
  (annualized)        8.49%      8.46%      0.69%     16.18%     16.13%
                ========== ========== ========== ========== ==========

 Return on
  average equity
  (annualized)        6.10%      5.89%      0.22%     11.13%     11.01%
                ========== ========== ========== ========== ==========

 Return on
  average
  tangible
  equity
  (annualized)        8.05%      8.46%      0.69%     16.18%     16.13%
                ========== ========== ========== ========== ==========

 Net interest
  margin (tax
  equivalent)         3.87%      3.86%      3.86%      3.81%      3.79%
                ========== ========== ========== ========== ==========

 Efficiency
  ratio (tax
  equivalent)        62.41%     65.05%     59.82%     62.27%     65.66%
                ========== ========== ========== ========== ==========

 End of period
  book value
  per common
  share         $    22.07    $ 21.77    $ 21.47 $    21.70 $    21.60
                ========== ========== ========== ========== ==========

 End of period
  tangible book
  value per
  common share  $    16.23 $    15.88 $    14.98 $    15.19 $    15.17
                ========== ========== ========== ========== ==========

 End of period
  common shares
  issued and
  outstanding   11,319,644 11,250,603 10,225,776 10,203,497 10,185,915
                ========== ========== ========== ========== ==========

 End of period
  common equity-
  to-assets           8.80%      8.85%      7.94%      7.98%      8.22%
                ========== ========== ========== ========== ==========

 End of period
  tangible
  common equity-
  to-tangible
  assets              6.62%      6.62%      5.67%      5.72%      5.91%
                ========== ========== ========== ========== ==========

 End of period
  equity-to-
  assets             10.96%      8.85%      7.94%      7.98%      8.22%
                ========== ========== ========== ========== ==========

 End of period
  tangible
  equity-to-
  tangible
  assets              8.84%      6.62%      5.67%      5.72%      5.91%
                ========== ========== ========== ========== ==========

                      SCBT Financial Corporation
                             (Unaudited)
                        (Dollars in thousands)

                                      Three Months Ended
                  ----------------------------------------------------
                        March 31, 2009             March 31, 2008
                  -------------------------- --------------------------
                            Interest Average           Interest Average
                   Average   Earned/  Yield/  Average   Earned/  Yield/
 YIELD ANALYSIS    Balance    Paid    Rate    Balance    Paid    Rate
                  ---------- ------- ------- ---------- ------- -------

 Interest-Earning
  Assets:
 Federal funds
  sold, reverse
  repo, and time
  deposits        $   85,721 $   126  0.60%      53,142 $   421  3.19%
 Investment
  securities
  (taxable)          183,811   2,370  5.23%     219,665   2,900  5.31%
 Investment
  securities
  (tax-exempt)        30,038     235  3.17%      38,645     428  4.45%
 Mortgage loans
  held for sale       36,484     537  5.97%      23,875     400  6.74%
 Loans(1)          2,307,322  33,180  5.83%   2,121,814  36,385  6.90%
                  ---------- -------         ---------- -------
  Total interest-
   earning
   assets          2,643,376  36,448  5.59%   2,457,141  40,534  6.63%

 Noninterest-
  Earning Assets:
 Cash and due from
  banks               59,714                     54,835
 Other assets        197,327                    170,874
 Allowance for
  loan losses        (31,570)                   (26,953)
                  ----------                 ----------
  Total
   noninterest-
   earning assets    225,471                    198,756
                  ----------                 ----------
  Total Assets    $2,868,847                 $2,655,897
                  ==========                 ==========

 Interest-Bearing
  Liabilities:
 Transaction and
  money market
  accounts        $  606,590 $   977  0.65%  $  575,753 $ 2,108  1.47%
 Savings deposits    146,852     190  0.52%     136,981     564  1.66%
 Certificates and
  other time
  deposits         1,113,012   8,574  3.12%     937,310  10,774  4.62%
 Federal funds
  purchased and
  repurchase
  agreements         203,391     125  0.25%     310,269   2,327  3.02%
 Other borrowings    164,546   1,584  3.90%     158,315   1,847  4.69%
                  ---------- -------         ---------- -------
  Total interest-
   bearing
   liabilities     2,234,391  11,450  2.08%   2,118,628  17,620  3.34%

 Noninterest-
  Bearing
  Liabilities:
 Demand deposits     316,978                    304,537
 Other
  liabilities         16,981                     14,952
                  ----------                 ----------
 Total
  noninterest-
  bearing
  liabilities
  ("Non-IBL")        333,959                    319,489
 Shareholders'
  equity             300,497                    217,780
                  ----------                 ----------
  Total Non-IBL
   and
   shareholders'
   equity            634,456                    537,269
                  ----------                 ----------
  Total
   liabilities and
   shareholders'
   equity         $2,868,847                 $2,655,897
                  ==========                 ==========

 Net interest
  income and
  margin (NON-TAX            -------                    -------
  EQUIV.)                    $24,998  3.84%             $22,914  3.75%
                             ======= -------            ======= -------
 Net interest
  margin (TAX
  EQUIVALENT)                         3.87%                      3.79%
                                     =======                    =======

                                                                First
                            Three Months Ended                 Quarter
 NONINTEREST -----------------------------------------------    2009 -
  INCOME &   March 31, Dec. 31,  Sept. 30, June 30,  March 31,  2008
  EXPENSE      2009      2008      2008      2008      2008    % Change
             --------  --------  --------  --------  --------  --------
 Noninterest
  income:
  Service
   charges on
   deposit
   accounts  $  3,585  $  4,123  $  4,157  $  4,032  $  3,805   -5.8%
  Mortgage
   banking
   income       1,261       678       507     1,240     1,030   22.4%
  Bankcard
   services
   income       1,182     1,153     1,247     1,276     1,156    2.2%
  Trust and
   investment
   services
   income         691       654       725       681       696   -0.7%
  Securities
   gains
   (losses),
   net             --      (507)   (9,760)      340        --
  Other           412         9       431       558       818  -49.6%
             --------  --------  --------  --------  --------
   Total non-
    interest
    income   $  7,131  $  6,110  $ (2,693) $  8,127  $  7,505   -5.0%
             ========  ========  ========  ========  ========

 Noninterest
  expense:
  Salaries
   and
   employee
   benefits  $ 10,519  $ 10,306  $ 10,164  $ 10,863  $ 11,221   -6.3%
  Net
   occupancy
   expense      1,583     1,583     1,528     1,494     1,498    5.7%
  Furniture
   and
   equipment
   expense      1,560     1,579     1,577     1,573     1,517    2.8%
  Information
   services
   expense      1,442     1,309     1,249     1,141     1,179   22.3%
  FDIC
   assessment
   and other
   regulatory
   charges      1,184       483       457       437       460  157.4%
  OREO
   expense
   and loan
   related        674       864       362       184       349   93.1%
  Advertising
   and
   marketing      650     1,088       771     1,092       919  -29.3%
  Business
   development
   and staff
   related        441       600       470       493       620  -28.9%
  Professional
   fees           434       605       597       507       534  -18.7%
  Amortization
   of
   intangibles    131       142       144       145       144   -9.0%
  Merger
   expense         --       405        --        --        --
  Other         1,569     1,912     1,777     1,766     1,688   -7.0%
             --------  --------  --------  --------  --------
   Total non-
    interest
    expense  $ 20,187  $ 20,876  $ 19,096  $ 19,695  $ 20,129    0.3%
             ========  ========  ========  ========  ========

 Notes:
 (1) Loan data excludes mortgage loans held for sale.
 (2) Repossessed assets includes OREO and other nonperforming assets.

CONTACT:  SCBT Financial Corporation
          John C. Pollok, Senior Executive Vice President and Chief
           Financial Officer
          803-765-4628
          Fax: 803-765-1966